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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of Earliest Event Reported) June 7, 1999



                       IRVINE APARTMENT COMMUNITIES, L.P.
                                IAC CAPITAL TRUST
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



       Delaware                        0-22569                  33-0587829
       Delaware                        1-13721                  91-6452946
--------------------------------------------------------------------------------
(State of Incorporation)       (Commission File Number)      (I.R.S. Employer
                                                          Identification Number)



550 Newport Center Drive, Suite 300, Newport Beach, California        92660
--------------------------------------------------------------------------------
           (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (949) 720-5500
                                                           --------------
================================================================================

ITEM 1.      CHANGE IN CONTROL OF REGISTRANT

             Irvine Apartment Communities, L.P. (the "Operating Partnership") is a Delaware limited partnership formed in 1993. Prior to June 7, 1999, Irvine Apartment Communities, Inc., a Maryland corporation (the "Company"), owned a 44.6% partnership interest in the Operating Partnership and was the sole general partner in the Operating Partnership. The Irvine Company ("TIC"), including its affiliates, was the largest shareholder of the Company. TIC also beneficially owns a 54.5% common limited partnership interest in the Operating Partnership. IAC Capital Trust (the "Trust") is a Delaware business trust that owns all of the Series A preferred partnership units in the Operating Partnership. As of June 6, 1999, the Company owned 45% of the common securities of the Trust.

             On June 7, 1999 (the "Effective Date"), pursuant to an Agreement and Plan of Merger dated February 1, 1999 (the "Merger Agreement") between the Company and TIC Acquisition LLC (the "Acquiror"), a Delaware limited liability company indirectly wholly owned by TIC, the Company was merged with and into the Acquiror (the "Merger"), with the Acquiror remaining as the surviving entity and renamed Irvine Apartment Communities LLC ("IACLLC"). As a result of the Merger and a related transaction in which TIC acquired an additional 74,523 common limited partnership units, TIC beneficially owns and controls substantially all of the outstanding common partnership units in the Operating Partnership. In addition, IACLLC became the sole general partner of the Operating Partnership and a beneficial owner of 45% of the common securities of the Trust.

             The completion of the Merger was announced in a joint press release made by the Company and IACLLC on June 8, 1999, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

             On the Effective Date, the Acquiror obtained control of all the general partnership interests in the Operating Partnership through the Merger. In the Merger, each outstanding share of the Company's Common Stock was converted into the right to receive $34 in cash. The aggregate consideration paid by the Acquiror to consummate the Merger, before merger costs, was approximately $686 million (approximately $569 million for the shares of the Company's common stock not previously owned by TIC and approximately $117 million for the shares previously owned by TIC). The funds used to pay the merger consideration were obtained from cash on hand and from $350 million of capital contributions from TIC. TIC financed these capital contributions through a $350 million term loan pursuant to the Acquisition Term Loan Agreement between The Irvine Company and Bank of America National Trust and Savings Association dated March 16, 1999 (the "Acquisition Term Loan"). The Acquisition Term Loan
             (i) bears interest at LIBOR plus 0.95% for the first year of the term and LIBOR plus 1.10% for the second year of the term; (ii) matures on June 7, 2001 (subject to a one-year extension); and
             (iii) is effectively secured by a portion of the common limited partnership units in the Operating Partnership owned by TIC prior to the Merger and TIC's membership interest in IACLLC. Repayment of the Acquisition Term Loan will be funded primarily from TIC's other operations and any cash distributions from the Operating Partnership which may be made from time to time in the normal course of business.

             In conjunction with the Merger, the Company and the Operating Partnership entered into a separate agreement whereby, on the Effective Date, the Company agreed to reimburse the Operating Partnership for all costs of the Merger incurred on the Company's behalf during 1999. As a result, the Company has reimbursed the Operating Partnership costs totaling $6.6 million, of which $2.6 million was incurred during the first quarter of 1999 and $4.0 million was incurred during the second quarter of 1999. Also, in conjunction with the Merger, the Operating Partnership agreed to settle in cash the vested stock options of the Company which were outstanding on the Effective Date.

             The principal business of IACLLC is the operation and development (through the Operating Partnership) of apartment communities in California. The address of the principal business and the principal executive offices of IACLLC is 550 Newport Center Drive, Suite 900, Newport Beach, California 92660; telephone (949) 720-2000.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

             a.  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1999........1

                 Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
                     Three Months Ended March 31, 1999 ...............................................2

                 Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
                     Year Ended December 31, 1998.....................................................3

                 Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.............4




             b.  Signatures...........................................................................7

             c.  Exhibits

                 Exhibit 99.1 - Press Release dated June 8, 1999......................................8

                       IRVINE APARTMENT COMMUNITIES, L.P.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1999
                             (AMOUNTS IN THOUSANDS)

-----------------------------------------------------------------------------------------------------------------
                                                                                                Irvine Apartment
                                                       Irvine Apartment       Pro Forma         Communities, L.P.
                                                       Communities, L.P.     Adjustments            Pro Forma
                                                       ------------------ ------------------    -----------------
ASSETS
Real estate assets, at cost
     Land                                                 $    253,449       $    131,877  (A)     $    385,326
     Buildings and improvements                              1,191,020            379,874  (A)        1,570,894
------------------------------------------------------ ------------------ ------------------    -----------------
                                                             1,444,469            511,751  (A)        1,956,220
     Accumulated depreciation                                 (290,494)                                (290,494)
------------------------------------------------------ ------------------ ------------------    -----------------
                                                             1,153,975            511,751             1,665,726
     Under development, including land                         229,671              1,858  (C)          231,529
------------------------------------------------------ ------------------ ------------------    -----------------
                                                             1,383,646            513,609             1,897,255
Cash and cash equivalents                                        4,197              6,584  (B)            6,657
                                                                                   (4,124) (C)
Restricted cash                                                  1,670                                    1,670
Deferred financing costs, net                                   11,707                                   11,707
Other assets                                                    12,615                                   12,615
------------------------------------------------------ ------------------ ------------------    -----------------
                                                          $  1,413,835       $    516,069          $  1,929,904
====================================================== ================== ==================    =================

LIABILITIES
Mortgages and notes payable
     Tax-exempt mortgage bond financings                  $     18,000                             $     18,000
     Conventional mortgage financings                          128,821                                  128,821
     Mortgage notes payable to The Irvine Company               49,289                                   49,289
     Tax-exempt assessment district debt                        21,250                                   21,250
     Unsecured tax-exempt bond financings                      334,190                                  334,190
     Unsecured term loan                                       100,000                                  100,000
     Unsecured notes payable                                    99,295                                   99,295
     Unsecured line of credit                                   28,000                                   28,000
------------------------------------------------------ ------------------ ------------------    -----------------
                                                               778,845                                  778,845
Accounts payable and accrued liabilities                        50,034              4,018  (B)           54,052
Security deposits                                                9,798                                    9,798
------------------------------------------------------ ------------------ ------------------    -----------------
                                                               838,677              4,018               842,695

REDEEMABLE PREFERRED INTERESTS
Series A                                                       144,113                                  144,113
Series B                                                        48,693                                   48,693
------------------------------------------------------ ------------------ ------------------    -----------------
                                                               192,806                                  192,806
------------------------------------------------------ ------------------ ------------------    -----------------

PARTNERS' CAPITAL
45,203 common partnership units outstanding                    382,352      $     511,751  (A)          894,403
                                                                                    2,566  (B)
                                                                                   (2,266) (C)
------------------------------------------------------ ------------------ ------------------    -----------------
                                                               382,352            512,051               894,403
------------------------------------------------------ ------------------ ------------------    -----------------

                                                          $  1,413,835       $    516,069          $  1,929,904
====================================================== ================== ==================    =================

See accompanying notes.


                                     Page 1

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                       IRVINE APARTMENT COMMUNITIES, L.P.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
                             (AMOUNTS IN THOUSANDS)

----------------------------------------------------------------------------------------------------------------
                                                                                               Irvine Apartment
                                                   Irvine Apartment       Pro Forma            Communities, L.P.
                                                   Communities, L.P.     Adjustments               Pro Forma
                                                   ------------------ ------------------       -----------------
REVENUES
Rental income                                         $     58,020                                $     58,020
Other income                                                 1,629                                       1,629
Interest income                                                129                                         129
-------------------------------------------------- ------------------ ------------------       -----------------
                                                            59,778                                      59,778
-------------------------------------------------- ------------------ ------------------       -----------------

EXPENSES
Property expenses                                           12,374                                      12,374
Real estate taxes                                            4,570                                       4,570
Interest expense, net                                        6,948                                       6,948
Amortization of deferred financing costs                       453                                         453
Depreciation and amortization                                9,214      $       2,713  (D)              11,927
General and administrative                                   4,348             (2,566) (E)               4,048
                                                                                2,266  (F)
-------------------------------------------------- ------------------ ------------------       -----------------
                                                            37,907              2,413                   40,320
-------------------------------------------------- ------------------ ------------------       -----------------
INCOME FROM CONTINUING OPERATIONS BEFORE
     REDEEMABLE PREFERRED INTERESTS                         21,871             (2,413)                  19,458
Redeemable preferred interests                               4,188                                       4,188
-------------------------------------------------- ------------------ ------------------       -----------------
INCOME FROM CONTINUING OPERATIONS                     $     17,683       $     (2,413)            $     15,270
================================================== ================== ==================       =================

See accompanying notes.


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                       IRVINE APARTMENT COMMUNITIES, L.P.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (AMOUNTS IN THOUSANDS)

-------------------------------------------------------------------------------------------------------------
                                                                                            Irvine Apartment
                                                   Irvine Apartment       Pro Forma         Communities, L.P.
                                                   Communities, L.P.     Adjustments           Pro Forma
                                                   ------------------ ------------------    -----------------
REVENUES
Rental income                                         $    213,296                             $    213,296
Other income                                                 6,077                                    6,077
Interest income                                              1,464                                    1,464
-------------------------------------------------- ------------------ ------------------    -----------------
                                                           220,837                                  220,837
-------------------------------------------------- ------------------ ------------------    -----------------

EXPENSES
Property expenses                                           49,398                                   49,398
Real estate taxes                                           17,209                                   17,209
Interest expense, net                                       27,822                                   27,822
Amortization of deferred financing costs                     1,942                                    1,942
Depreciation and amortization                               33,802      $      10,854  (D)           44,656
General and administrative                                   9,352              2,266  (F)           11,618
-------------------------------------------------- ------------------ ------------------    -----------------
                                                           139,525             13,120               152,645
-------------------------------------------------- ------------------ ------------------    -----------------
INCOME FROM CONTINUING OPERATIONS BEFORE
     REDEEMABLE PREFERRED INTERESTS                         81,312            (13,120)               68,192
Redeemable preferred interests                              12,317                                   12,317
-------------------------------------------------- ------------------ ------------------    -----------------
INCOME FROM CONTINUING OPERATIONS                     $     68,995       $    (13,120)         $     55,875
================================================== ================== ==================    =================

See accompanying notes.


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                       IRVINE APARTMENT COMMUNITIES, L.P.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1999
                  (IN THOUSANDS, EXCEPT SHARE/UNIT INFORMATION)

NOTE 1 - BASIS OF PRESENTATION

Irvine Apartment Communities, L.P. (the "Operating Partnership") is a Delaware limited partnership formed in 1993. Prior to June 7, 1999, Irvine Apartment Communities, Inc., a Maryland corporation (the "Company"), owned a 44.6% partnership interest in the Operating Partnership and was the sole general partner in the Operating Partnership. The Irvine Company ("TIC"), including its affiliates, was the largest shareholder of the Company. TIC also beneficially owns a 54.5% common limited partnership interest in the Operating Partnership. The principal business of the Company is the operation and development (through the Operating Partnership) of apartment communities in California.

On June 7, 1999, (the "Effective Date") pursuant to the Merger, as more fully described in Item 1, the Company was merged with and into TIC Acquisition LLC, an indirect wholly owned subsidiary of TIC. TIC Acquisition LLC (the "Acquiror") was the surviving entity and changed its name to Irvine Apartment Communities LLC. As a result of the Merger, the Acquiror became the sole general partner in the Operating Partnership. Accordingly, TIC beneficially owns and controls substantially all of the common partnership units in the Operating Partnership. The Merger has been reflected on the accompanying unaudited condensed consolidated pro forma financial statements of the Operating Partnership utilizing push-down accounting.

The following unaudited pro forma condensed consolidated balance sheet of the Operating Partnership as of March 31, 1999 gives effect to the Merger, as if the Merger had occurred on March 31, 1999. The following unaudited pro forma condensed consolidated statements of operations of the Operating Partnership for the three months ended March 31, 1999 and the year ended December 31, 1998 give effect to the Merger, as if the Merger had occurred on January 1, 1999 for purposes of the March 31, 1999 unaudited pro forma condensed consolidated statement of operations and January 1, 1998 for purposes of the December 31, 1998 unaudited pro forma condensed consolidated statement of operations.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what the actual consolidated financial position and results of operations of the Operating Partnership would have been as of March 31, 1999, and for the three months ended March 31, 1999 or the year ended December 31, 1998, nor does it purport to represent the future consolidated financial position and results of operations of the Operating Partnership. This information should be read in conjunction with the audited consolidated financial statements and other financial information contained in the Operating Partnership's Annual Report on Form 10-K/A for the year ended December 31, 1998 and the Operating Partnership's Quarterly Report on Form 10-Q for the three months ended March 31, 1999, including the notes thereto.

                       IRVINE APARTMENT COMMUNITIES, L.P.
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


NOTE 2 - PRO FORMA ADJUSTMENTS

Pro Forma Balance Sheet Adjustments

The pro forma adjustments to the unaudited pro forma consolidated balance sheet as of March 31, 1999 are as follows:

(A) The step-up in basis related to the Acquiror's investment in the Operating Partnership consists of the following:

         Purchase of the Company's Common Stock held by TIC (16,745,480
              shares at $34 per share)                                                   $  569,346

         Acquisition of minority interest units (74,523 units at $34 per unit)                2,534

         Estimated costs associated with the Merger                                          13,742
                                                                                       ---------------

                                                                                            585,622

         TIC's prior investment in the Company's Common Stock
              and related costs                                                             130,691
                                                                                       ---------------

                                                                                            716,313

         Historical cost basis capital                                                     (204,562)
                                                                                       ---------------

         Total Step-Up                                                                   $  511,751
                                                                                       ===============

       The step-up in basis approximates the fair value of the net assets acquired and was allocated to the assets of the Operating Partnership based on the excess of their estimated fair value over their historical carrying amount. As such, $131,877 of the step-up in basis was allocated to land and $379,874 was allocated to buildings and improvements.

(B) Represents cash reimbursement from the Company for costs of the Merger incurred on the Company's behalf, $2,566 of which was incurred during the first quarter of 1999, and $4,018 which was incurred during the second quarter of 1999.

(C) Represents cash payments totaling $4,124 for vested stock options on June 7, 1999, the effective date of the Merger, of which $1,858 is capitalized to real estate under development and $2,266 is charged to operations as general and administrative expenses. Each holder of unvested stock options is entitled to receive a cash settlement equal to the excess of $34 over the exercise price for each share of common stock subject to the stock options at the time of vesting, subject to continued employment and other provisions.

                       IRVINE APARTMENT COMMUNITIES, L.P.
              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


Pro Forma Statement of Operations Adjustments

The pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 1999 and for the year ended December 31, 1998 are as follows (amounts in thousands):

                                                  FOR THE THREE    FOR THE YEAR
                                                  MONTHS ENDED        ENDED
                                                    MARCH 31,      DECEMBER 31,
                                                      1999            1999
                                                  -------------    ------------
(D)    Increase in depreciation expense
       resulting from the step-up in basis
       utilizing the straight-line method
       and an estimated remaining
       useful life of approximately 35 years       $   2,713         $10,854
                                                   =========         =======

(E) Reimbursement of certain general and administrative expenses totaling $2,566 related to the costs of the Merger incurred during the first quarter of 1999 and reimbursed by the Company. Additional costs associated with the Merger which were incurred during the second quarter of 1999 and reimbursed by the Company totaled $4,018.

(F) Portion of cash payments made in 1999 for vested stock options which were charged to operations totaling $2,266.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

                                       IRVINE APARTMENT COMMUNITIES, L.P.

                                       By: Irvine Apartment Communities LLC
                                           its sole general partner



Date:  June 21, 1999                   By: /s/ MICHAEL D. MCKEE
                                           -------------------------------------
                                           Michael D. McKee
                                           Executive Vice President, Chief
                                           Financial Officer and Secretary


                                       IAC CAPITAL TRUST



Date:  June 21, 1999                   By: /s/ DAVID A. PATTY
                                           -------------------------------------
                                           David A. Patty
                                           Regular Trustee

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                                INDEX TO EXHIBIT

                Exhibit-99.1 - Press Release dated June 8, 1999